CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-        ) of Biomerica, Inc. and Subsidiaries, of our report dated August 29, 2019, relating to the consolidated financial statements as of May 31, 2019 and 2018 and for the years ended May 31, 2019 and 2018. We further consent to the reference to our firm in the section on Experts.

/s/PKF, LLP

PKF, LLP

San Diego, California

July 20, 2020